Exhibit 99.1

INmune Bio Inc. Patent Claims Covering INB16 Cell Line and INKmune™ Therapeutic Composition given Favorable Patentability Opinion by International Search Authority

INmune Bio receives International Search Report and Written Opinion communicating possession of novelty, inventive step, and industrial applicability in all claims pending in an international patent application covering, among other things, its proprietary cell line, INB16, and the INKmune™ therapeutic composition.

Boca Raton, Florida, Oct. 31, 2023 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, announced an update regarding the company’s patent covering its proprietary cell line, “INB16”, as well as the therapeutic composition comprising replication-incompetent INB16 cells known as “INKmune™” and methods of treating cancer by administering INKmune™, with a goal of achieving in vivo priming of natural killer (NK) cells to enhance the ability of a patient’s own NK-cells to effect cancer surveillance, recognition, and killing.

In the written opinion for the international patent application titled, “HUMAN T-CELL ACUTE LYMPHOBLASTIC LEUKEMIA CELL LINE & APPLICATIONS FOR TREATING CANCER,” an examiner from the International Search Authority at the United States Patent & Trademark Office, authorized by the World Intellectual Property Organization under the Patent Cooperation Treaty, issued a favorable patentability opinion with respect to novelty, inventive step and industrial applicability of all claims and concluding that the application contains patentable subject matter. The application discloses and claims the novel INB16 cell line on deposit with the American Type Culture Collection, as well as compositions comprising replication incompetent INB16 cells (“INKmune™”) and methods of treating cancer in patients by administering INKmune™.

“Patents covering novel cell lines are somewhat rare in practice and form a very small number of total patents issued,” said Joshua Schoonover, Esq., in-house General Counsel for the Company. “The company is exploring several potential commercial applications of the INB16 cell line, including uses in cancer research, as well as therapeutic uses, such as applications for treating various cancer indications, or for enhancing other NK cell products to gain advantages, such as improved avidity or memory-like functions.”

The Company intends to leverage the favorable written opinion under the patent prosecution highway, a program offered by the USPTO, EPO and other participating patent offices to accelerate examination and ultimately patent issuance for inventions receiving favorable opinions received from certain patent authorities, including WIPO.

INB16 is a tumor cell line which is relatively insensitive to killing by natural killer (NK) cells from healthy donors and from patients. However, it carries molecules on its surface which bind to critical activating ligands on resting NK (rNK) cells and, when an rNK cell binds to INB16 the rNK becomes primed by the activating ligands. One of the key molecules on the INB16 surface is called CD15 and this binds to a ligand on rNK cells called CD2. Virtually all rNK in the blood express CD2. The Company has shown that this CD15-CD2 interaction is critical and has further mapped the intracellular signaling cascade that it activates. During the next 16 hours after INB16 binding, the rNK becomes “primed” to form what is called a “tumor-primed NK cell” – TpNK. These TpNK have the characteristics of memory-like NK cells described by other groups and which are produced in the lab by priming with a cocktail of inflammatory cytokines (IL12/15/18). TpNK are a type of mlNK and can kill tumor cells that are resistant to rNK cell-killing. This means that they can kill a wide range of clinically relevant cancers and leukemias. In addition, the Company’s in vitro data shows that TpNK cells are able to overcome the immunosuppression of hypoxia and regulatory cells in an active Tumor Microenvironment of solid tumors. The Company is extending these findings to show that INKmune-primed NK cells also overcome immunosuppressive cytokines in the TME as a result of the NK differentiation into a memory-like cell.

While INB16 can generate TpNK cells in vitro, it cannot be used to treat NK cells in the blood of patients without being treated to prevent it from further proliferation. To overcome this, the Company uses novel methods to make the INB16 unable to replicate and created a “replication-incompetent cell,” which forms a basis of the biologic called “INKmune™.” The Company has safely treated five patients with hematological cancers and shown that INKmune™ treatment converts patient’s normal resting NK cells into potent memory-like NK cells much like those that can be produced in vitro. More patients are awaiting trial enrolment. Administration of INKmune may be the only way to create mlNK in vivo because the cytokine cocktail used by others would be too toxic to use as a direct treatment.

The Company opened an IND for a US trial of INKmune™ in metastatic castration-resistant prostate cancer. The first site will be initiated in the second week of November, meaning that efforts are ahead of schedule for the planned first patient treatment in this quarter. At least one other site is expected to be opened before the end of the year. A clinical batch of INKmune™ has been manufactured for the first US cohort and is ready to be shipped to a distribution center. Patients at each dose level will receive all three doses of INKmune™ as an out-patient treatment during the six-month trial. Two markers of INKmune™ efficacy will be measured – immunologic activation and therapeutic efficacy as a measure tumor response to INKmune™ therapy, using traditional biomarkers of prostate cancer tumor burden (progression-free survival, changes in blood PSA level, and tumor burden measured by bone and CT scan).

Acronyms:

ATCC: American Type Culture Collection
EPO: European Patent Office
mlNK: memory-like NK cells
NK cell: Natural Killer cell
TME: Tumor Microenvirnoment
TpNK: Tumor Primed NK Cell
USPTO: United States Patent & Trademark Office
WIPO: World Intellectual Property Organization

About INKMUNE

INKmune™ is an investigational biologic substrate that can be administered to a patient for in vivo priming of a patient’s own NK cells. Cancerous cells occur regularly during the lifetime of a healthy individual, but the individual’s NK cells generally surveil, recognize, and often kill these cancerous cells before they become a problem. Sometimes, however, cancer cells can downregulate protein signals or otherwise hide from NK cells, effectively evading killing. INKmune™, a therapeutic composition comprising replication incompetent INB16 cells, is modified to prevent proliferation in a patient’s body, but provides certain signals necessary to stimulate or “prime” NK cells so that they can achieve enhanced surveillance, recognition and killing of cancer cells in a patient. INKmune™ is stable at -80oC and is delivered by a simple IV infusion. The INKmune™:NK interaction ligates multiple activating and co-stimulatory molecules on the NK cell and enhances its avidity of binding to tumor cells; notably those resistant to normal NK-mediated lysis. Tumor-primed NK (TpNK) cells can lyse a wide variety of NK-resistant tumors including leukemias, lymphomas, myeloma and solid tumors including prostate, renal cell, ovarian, nasopharyngeal, lung and breast cancer. INKmune™ therapy does not require any type of conditioning, pre-medication or cytokine support.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Early Alzheimer’s disease, and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in the early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO
(858) 964-3720
info@inmunenbio.com

Investor Contact:
Jason Nelson, Core IR
(516) 842-9614 x-823